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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC file no. 333-07786, SEC file no. 333-09516 and SEC File no. 333-71780) of Zindart Limited and the related prospectuses of our report dated June 21, 2002, with respect to the consolidated financial statements of Zindart Limited in this Form 10-K for the fiscal year ended March 31, 2002.



/s/ ARTHUR ANDERSEN & CO


Hong Kong
June 26, 2002